Exhibit 1.1

Execution Copy

VTTI ENERGY PARTNERS LP

5,250,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

August 8, 2016

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

VTTI Energy Partners LP, a Marshall Islands limited partnership (the “Partnership”), proposes to sell to the underwriters named on Schedule I hereto (the “Underwriters”), 5,250,000 common units (the “Firm Units”), each representing a limited partner interest (the “Common Units”) in the Partnership. The Partnership also proposes to grant to the Underwriters an option to purchase up to 787,500 additional Common Units (the “Option Units” and, together with the Firm Units, the “Units”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain capitalized terms used herein are defined in Section 22 hereof.

VTTI Energy Partners GP LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (the “General Partner”), serves as the sole general partner of the Partnership. VTTI MLP Holdings Ltd, a company incorporated under the laws of the United Kingdom (“VTTI Holdings”), is a wholly-owned subsidiary of the Partnership. As of the date hereof, VTTI Holdings owns 42.6% of the economic interest in VTTI MLP B.V., a company incorporated in the Netherlands (“VTTI Operating”), through its ownership of 426,000 shares of

VTTI Operating that represent an economic interest in VTTI Operating (“Profit Shares”), and a 51% voting interest in VTTI Operating, through its ownership of 510 of the shares of VTTI Operating with voting rights (“Voting Shares”).

VTTI Operating directly owns 100% of the outstanding equity interests in each of VTTI Nederland B.V., VTTI Americas B.V., VTTI SE Asia B.V., Eurotank Belgium B.V. and Fosco Holding Ltd (collectively, the “Holding Companies”), which own (i) 100% of the outstanding equity interests in each of ATT Tanjung Bin Sdn. Bhd., ETT Jetty Operations B.V., ETT Pipeline Operations B.V., Eurotank Amsterdam B.V. and Seaport Canaveral Corp., (ii) 99.99993% of the outstanding equity interests in Antwerp Terminal & Processing Company N.V., (iii) 95% of the outstanding equity interests in each of Euro Tank Terminal B.V. and (iv) 90% of the outstanding equity interests in VTTI Fujairah Terminals Ltd (collectively, the “Operating Companies”);

The General Partner, the Partnership, VTTI Holdings, VTTI Operating, the Holding Companies and the Operating Companies are collectively referred to herein as the “Partnership Entities.” The General Partner, the Partnership, VTTI Holdings and VTTI Operating are collectively referred to herein as the “Partnership Parties.” The “Organizational Documents” shall mean the articles of incorporation, articles of association, bylaws or other governing documents of the Partnership Entities, including the Partnership Agreement.

This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Partnership by the Underwriters.

1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) Registration. The Partnership meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-211047) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to the Underwriters. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such Prospectus Supplement shall contain all information required by the Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”), and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised the Underwriters, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the Act, and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission.

(c) No Material Misstatements or Omissions in Registration Statement or Prospectus. On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) based upon and in conformity with information furnished in writing to the Partnership by or on behalf of any of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) No Material Misstatements or Omissions in Disclosure Package. As of the Execution Time and as of the Closing Date and any settlement date, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership Parties make no representations or warranties as to the statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Partnership by or on behalf of any of the Underwriters specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Projections. Each of the statements made by the Partnership in the Registration Statement, the Disclosure Package and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto was made or will be made with a reasonable basis, in the informed judgment of management of the Partnership, and in good faith.

(f) Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and on the Closing Date and any settlement date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations.

(g) No Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(h) Emerging Growth Company. From the time of the initial filing of the Registration Statement to the Commission through the Execution Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(i) Testing-the-Waters Communications. The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(j) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package or the Prospectus; provided, however, that the Partnership Parties make no representations or warranties as to the statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of, any of the Underwriters specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(k) Formation and Qualification. Each of the Partnership Entities has been duly formed, organized or incorporated and is validly existing as a limited partnership, limited liability company, corporation or private company with limited liability, as applicable, under the laws of its jurisdiction of organization and in good standing under the laws of each jurisdiction of organization which requires such qualification, with full power and authority to enter into and perform its obligations under this Agreement and the Purchase Agreement, to the extent it is a party hereto or thereto, to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case in all material respects, as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Partnership Entities is duly qualified to transact business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, or (ii) the ability of the Partnership Entities to consummate the transactions contemplated by this Agreement or the Purchase Agreement (in either case of clause (i) or (ii), a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(l) Power and Authority of General Partner. The General Partner has all requisite power and authority to act as general partner of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Ownership of the General Partner. VTTI MLP Partners B.V., a company incorporated in the Netherlands (“VTTI MLP Partners”) owns all of the issued and outstanding limited liability company interests of the General Partner; the limited liability company interests of the General Partner have been duly authorized and validly issued in accordance with the amended and restated limited liability company agreement of the General Partner (the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31 and 40 of the Republic of the Marshall Islands Limited Liability Company Act of 1996 (the “Marshall Islands LLC Act”) and except as may otherwise be provided in the GP LLC Agreement); and VTTI MLP Partners owns such limited liability company interests free and clear of all Liens except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(n) Ownership of General Partner Interest. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, such interest being represented by general partner units (the “General Partner Units”); such General Partner Units and the general partner interest represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(o) Ownership of the Sponsor Units and Incentive Distribution Rights. (i) As of the date hereof, other than any Common Units to be purchased by VTTI MLP Partners from the Underwriters in connection with the offering of the Firm Units contemplated by this Agreement, VTTI MLP Partners owns 20,125,000 subordinated units (“Subordinated Units”) representing limited partner interests in the Partnership (all such Subordinated Units being collectively referred to herein as the “Sponsor Units”); and (ii) the General Partner owns 100% of the Partnership’s incentive distribution rights (the “Incentive Distribution Rights”). All of the Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)); and VTTI MLP Partners owns the Sponsor Units, and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(p) Ownership of VTTI Holdings. The Partnership owns all of the issued and outstanding capital stock of VTTI Holdings; all of the capital stock of VTTI Holdings has been duly authorized and validly issued in accordance with the organizational documents of VTTI Holdings and is fully paid and nonassessable; and the Partnership owns such capital stock free and clear of all Liens.

(q) Ownership of VTTI Operating. VTTI Holdings owns (i) 426,000 Profit Shares, representing 42.6% of the Profit Shares, and (ii) 510 Voting Shares, representing 51% of the Voting Shares (together, the “VTTI Operating MLP Shares”), and VTTI MLP Partners owns (i) 574,000 Profit Shares, representing 57.4% of the Profit Shares, and (ii) 490 Voting Shares, representing 49.0% of the Voting Shares (collectively, the “VTTI Operating VTTI Shares” and, together with the VTTI Operating MLP Shares, the “VTTI Operating Shares”); such equity interests and VTTI Operating Shares have been duly authorized and validly issued in accordance with the articles of association of VTTI Operating and are fully paid and nonassessable; and VTTI MLP Partners and VTTI Holdings own, such equity interests and VTTI Operating Shares free and clear of all Liens.

(r) Ownership of VTTI Operating After Drop Down. Upon the consummation of the transaction contemplated by the Purchase Agreement (as defined in section 1(z)), VTTI Holdings will own (i) 510,000 Profit Shares, representing 51.0% of the Profit Shares, and (ii) 510 Voting Shares, representing 51% of the Voting Shares, and VTTI MLP Partners will own (i) 490,000 Profit Shares, representing 49.0% of the Profit Shares, and (ii) 490 Voting Shares, representing 49.0% of the Voting Shares; VTTI Holdings and VTTI MLP Partners will own such VTTI Operating Shares free and clear of all Liens.

(s) Ownership of the Holding Companies. VTTI Operating owns 100% of the equity interests in each of the Holding Companies; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each of the Holding Companies and are fully paid and nonassessable; and VTTI Operating owns such equity interests free and clear of all Liens.

(t) Ownership of the Operating Companies. The Holding Companies own (i) 100% of the outstanding equity interests in each of ATT Tanjung Bin Sdn. Bhd., ETT Jetty Operations B.V., ETT Pipeline Operations B.V., Eurotank Amsterdam B.V. and Seaport Canaveral Corp., (ii) 99.99993% of the outstanding equity interests in Antwerp Terminal &

Processing Company N.V., (iii) 95% of the outstanding equity interests in Euro Tank Terminal B.V. and (iv) 90% of the outstanding equity interests in VTTI Fujairah Terminals Ltd and VTTI Operating owns the remaining .00007% of the outstanding equity interests in Antwerp Terminal & Processing Company N.V.; such equity interests have been duly authorized and validly issued in accordance with the Organizational Documents of each of the Operating Companies and are fully paid and nonassessable; and the Holding Companies and VTTI Operating, as applicable, own such equity interests free and clear of all Liens.

(u) Valid Issuance of the Units. The Units and the limited partner interests represented thereby to be purchased by the Underwriters from the Partnership have been duly authorized by the Partnership and at the Closing Date and any applicable settlement date, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands LP Act).

(v) Capitalization. At the Closing Date, assuming no exercise of the option provided in Section 2(b), the issued and outstanding interests of the Partnership will consist of 25,595,500 Common Units, 20,125,000 Subordinated Units, 933,071 General Partner Units, and the Incentive Distribution Rights.

(w) No Other Subsidiaries. Other than (i) the General Partner’s ownership of the 2.0% general partner interest in the Partnership, (ii) the General Partner’s ownership of the General Partner Units, (iii) the Partnership’s ownership of a 100% equity interest in VTTI Holdings, (iv) VTTI Holdings’ ownership of the VTTI Operating MLP Shares, (v) VTTI Operating’s ownership of a 100% equity interest in each of the Holding Companies and (vi) the Holding Companies’ ownership of equity interests in each of the Operating Companies, none of the Partnership Entities own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(x) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except as contained in Articles IV, V and XV of the Partnership Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities, except as described in the Articles of Association of the Holding Companies and Operating Companies formed under the laws of the Netherlands. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Entities.

(y) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units to the Underwriters, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Disclosure Package and the Prospectus. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members, partners or stockholders, as the case may be, for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(z) Authorization of This Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(aa) Enforceability of Other Agreements.

(i) The GP LLC Agreement has been duly authorized, executed and delivered by VTTI MLP Partners and is a valid and legally binding agreement of VTTI MLP Partners, enforceable against VTTI MLP Partners in accordance with its terms;

(ii) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and VTTI MLP Partners and is a valid and legally binding agreement of the General Partner and VTTI MLP Partners, enforceable against each of them in accordance with its terms;

(iii) The Purchase and Sale Agreement, dated August 8, 2016 by and between VTTI Holdings and VTTI MLP Partners related to the acquisition by VTTI Holdings of an additional 8.4% economic interest in VTTI Operating (the “Purchase Agreement”) has been duly authorized, executed and delivered by VTTI Holdings and VTTI MLP Partners and is a valid and legally binding agreement of VTTI Holdings and VTTI MLP Partners, enforceable against VTTI Holdings and VTTI MLP Partners in accordance with its terms;

provided, that, with respect to each agreement described in this Section 1(aa), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(bb) No Conflicts. None of (i) the issuance of the Units by the Partnership, (ii) the offering or sale of the Units by the Partnership, (iii) the execution, delivery and performance of this Agreement and the Purchase Agreement by the Partnership Entities that are parties hereto or thereto, as the case may be, or (iv) the consummation of the transactions contemplated hereby or by the Purchase Agreement (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the Organizational Documents or other constituent document of any of the Partnership Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C), or (D), would reasonably be expected to have a Material Adverse Effect.

(cc) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the issuance, offering or sale of the Units by the Partnership, the execution, delivery and performance of this Agreement by the Partnership Parties, the execution, delivery and performance of the Purchase Agreement by the parties thereto or the consummation of the transactions contemplated by this Agreement or the Purchase Agreement, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iv) Consents that have been, or prior to the Closing Date will be, obtained, and (v) Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd) No Defaults. None of the Partnership Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents or other constituent document of any of the Partnership Entities, (ii) the terms of any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, or (iii) any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violations, breaches or defaults, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ee) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The Sponsor Units, the General Partner Units and the Incentive Distribution Rights, conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(ff) No Labor Dispute. No labor problem or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of any of the Partnership Parties, is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, in each case that would reasonably be expected to have a Material Adverse Effect.

(gg) Financial Statements. The historical combined financial statements and schedules of the Holding Companies and Operating Companies, as the predecessor to the Partnership (collectively, the “Predecessor”), included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Predecessor as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other financial information of the Predecessor and any Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Predecessor or the Partnership Entities, as applicable, and fairly presents in all material respects the information purported to be shown thereby. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not so included as required; neither the Predecessor nor any of the Partnership Entities has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Independent Registered Public Accounting Firm. Ernst & Young Accountants LLP, who have delivered reports with respect to certain audited financial statements of the Predecessor and of the Partnership, in each case included in the Registration Statement, the Disclosure Package and the Prospectus, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Predecessor and the Partnership within the meaning of the Act and the Public Company Accounting Oversight Board.

(ii) Litigation. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or their property is pending or, to the knowledge of any of the Partnership Parties, threatened or contemplated, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or is required to be described in the Registration Statement, the Disclosure Package or the Prospectus but is not described as required.

(jj) Title to Properties. Except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(kk) the Partnership Entities have (A) good and indefeasible title to all real property owned by them and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of all Liens, except Liens that do not, individually or in the aggregate, materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future;

(ll) all land, buildings and other improvements, and all equipment and other personal property, held under lease or sublease by any of the Partnership Entities, are held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities, as such uses are described in the Registration Statement, the Disclosure Package and the Prospectus, and all such leases and subleases are in full force and effect; and none of the Partnership Parties has any notice of any claim that has been asserted by any person or entity adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession and use of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) Rights of Way. Each of the Partnership Entities have such consents, easements, rights-of-way or licenses (collectively, “rights-of-way”) from any person or entity as are necessary to conduct the business of such Partnership Entity in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities have fulfilled and performed all of its material obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(nn) Possession of Licenses and Governmental Permits. Each of the Partnership Entities possesses such permits, licenses, patents, certificates, approvals, consents and other authorizations issued by all applicable federal, state, local or foreign governmental or regulatory authorities, agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus except for such Governmental Licenses, the failure of which to obtain or retain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the

Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(oo) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has timely paid all taxes shown to be due pursuant to such returns other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(pp) Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all such policies of insurance are in full force and effect; and the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any of the Partnership Entities under any existing policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) Distribution Restrictions. No Partnership Entity is prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to any other Partnership Entity, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, and except as provided in Section 40 of the Marshall Islands LLC Act and Section 51 of the Marshall Islands LP Act.

(rr) Environmental Compliance. Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the prevention of pollution, the protection of human health and safety or the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of any of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus or where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or similar law of any other relevant jurisdiction, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, or similar law of any other relevant jurisdiction (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Entities is a “potentially responsible party” under CERCLA or any other Environmental Laws relating to the remediation of Hazardous Materials.

(ss) Effect of Environmental Laws. In the ordinary course of its business, each Partnership Entity periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity has concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect other than as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(tt) Intellectual Property. The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of each of their respective businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(uu) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

(vv) No Changes. Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership Entities has sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement to such Prospectus) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ww) Description of Contracts; Filing of Exhibits. The statements included in the Registration Statement, the Disclosure Package and the Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects; all descriptions included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus of any the terms of (i) all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K under the Act and (ii) any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party are accurate in all material respects. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(xx) Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of any of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, are compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(yy) Investment Company. None of the Partnership Entities is now, and immediately following the sale of the Units hereunder, none will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(zz) Passive Foreign Investment Company. The Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the taxable year ending December 31, 2016, and based on the Partnership’s current and expected assets, income and operations as described in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership does not believe that it is likely to become a PFIC for any future taxable year.

(aaa) Internal Controls. Each Partnership Entity maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal accounting controls of the Partnership Entities are effective and none of the Partnership Entities is aware of any material weakness in their internal accounting controls.

(bbb) Disclosure Controls and Procedures. The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ccc) Market Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ddd) No Personal Loans. The Partnership Entities have not extended credit in the form of a personal loan made, directly or indirectly, by any of the Partnership Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(eee) Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the Partnership Entities nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the FCPA or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Partnership Entities.

(fff) Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(ggg) Office of Foreign Assets Control. No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any of the Partnership Entities (i) is currently subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(hhh) Dealings with Sanctioned Countries. No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any of the Partnership Entities is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, no Partnership Entity has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does any Partnership Entity have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(iii) Lending Relationship. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(jjj) Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(kkk) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with this Agreement, and any other materials permitted by the Act, including Rule 134.

(lll) FINRA. To the knowledge of any of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the Partnership Entities, any of the officers or directors of a Partnership Entity or the holders of 5% or greater of the Common Units, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(mmm) No Debt Securities. The Partnership has no debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act).

(nnn) Transfer Taxes. No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (i) the delivery of the Units to be sold by the Partnership in the manner contemplated by this Agreement or (ii) the sale and delivery by the Underwriters of the Units as contemplated herein.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a joint and several representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $19.05 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto, provided, however, that the purchase price per Unit for Units to be purchased by the Underwriters and sold to VTTI MLP Partners or any of its affiliates, if any, shall be the price per Common Unit to be paid by the public in the initial distribution of Common Units by the Underwriters.

(b) Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to 787,500 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per Option Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriters to the Partnership setting forth the number of Option

Units as to which the Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 a.m., New York City time, on August 12, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the respective accounts of the Underwriters against payment by the Underwriters of the purchase price thereof to the Partnership or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriters on the date specified by the Underwriters (which shall be within three Business Days after exercise of said option) for the respective accounts of the Underwriters, against payment by the Underwriters of the purchase price thereof to the Partnership or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on such settlement date, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters, in forms reasonably satisfactory to the Underwriters, delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Units for sale to the public in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices or at negotiated prices (except with respect to any Units for which VTTI MLP Partners or any of its affiliates is the subsequent purchaser, the purchase price per Common Unit will be the price per Common Unit to be paid by the public in the initial distribution of Common Units by the Underwriters); provided, however, that in no event will VTTI MLP Partners or any of its affiliates purchase, in the aggregate, more than $25 million of Common Units pursuant to the offering described in this Agreement.

5. Agreements. Each of the Partnership Parties, jointly and severally, agrees with the Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment to the

Registration Statement or supplement (including any Preliminary Prospectus or the Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Partnership will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Underwriters so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Partnership promptly will (i) notify the Underwriters of any such event; (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment, supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

(d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the most recent Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Units. The Partnership will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Units for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Partnership Parties will not, without the prior written consent of each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any swap or other transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership Parties or any officer or director of the Partnership Parties), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement (the “Lock-Up Period”). The restrictions contained in the preceding sentence shall not apply to (a) the Units to be sold hereunder or (b) the issuance by the Partnership of equity awards pursuant to VTTI Energy Partners LP 2014 Long-Term Incentive Plan (“LTIP”), and the Partnership may file a registration statement on Form S-8 relating to the LTIP.

(h) Price Manipulation. The Partnership Parties will not, and will cause the Partnership Entities to not, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, if any, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel to the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $25,000 in legal fees of counsel to the Underwriters relating to such FINRA matters); (viii) the expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the accountants of the Predecessor and the Partnership and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership Parties of their obligations hereunder.

(j) Free Writing Prospectuses. Each of the Partnership Parties agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Partnership Parties that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership Parties, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters or the Partnership Parties is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Partnership Parties agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) Emerging Growth Company. The Partnership will promptly notify the Underwriters if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the Lock-Up Period.

(l) Written Testing-the-Waters Communications. The Partnership Parties shall not, and shall cause the Partnership Entities not to, engage in any Testing-the-Waters Communications. If it is determined that a Written Testing-the-Waters Communication has occurred and at any time following the distribution of any such Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership will (i) notify promptly the Underwriters so that the use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission, at its own expense; and (iii) supply any amendment or supplement to the Underwriters in such quantities as may reasonably be requested.

(m) PFIC. Unless there has occurred a material change in the nature of the operations of the Partnership, for a period of five years after the latest Closing Date, the Partnership will use commercially reasonable efforts to ensure that the Partnership shall not become a PFIC.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties of their obligations hereunder and to the following additional conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. If the Partnership has selected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) Partnership Parties’ Counsel Opinion.

(i) The Partnership shall have requested and caused Watson Farley & Williams LLP, counsel providing advice relating to Republic of the Marshall Islands matters to the Partnership Entities, to have furnished to the Underwriters its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-1.

(ii) The Partnership shall have requested and caused Latham & Watkins LLP, special U.S. counsel to the Partnership Entities, to have furnished to the Underwriters its legal opinion, 10b-5 statement and opinion regarding certain tax matters, each dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-2-A, Exhibit B-2-B and Exhibit B-2-C, respectively.

(iii) The Partnership shall have requested and caused Loyens & Loeff N.V., special Netherlands counsel to the Partnership Entities, to have furnished to the Underwriters its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-3.

(iv) The Partnership shall have requested and caused each of Latham & Watkins LLP, special United Kingdom counsel to the Partnership Entities and Slaughter and May, special United Kingdom tax counsel to the Partnership Entities to have furnished to the Underwriters its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-4-A and Exhibit C-4-B, respectively.

(v) The Partnership shall have requested and caused Rahmat Lim & Partners, special Malaysia counsel to the Partnership Entities, to have furnished to the Underwriters its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-5.

(vi) The Partnership shall have requested and caused Loyens & Loeff N.V., special Belgium counsel to the Partnership Entities, to have furnished to the Underwriters its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-6.

(vii) The Partnership shall have requested and caused Conyers, Dill & Pearman, special Bermuda counsel to the Partnership Entities, to have furnished to the Underwriters its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-7.

(viii) The Partnership shall have requested and caused Stephenson Harwood LLP, special United Arab Emirates counsel to the Partnership Entities, to have furnished to the Underwriters its legal opinion, dated the Closing Date or the settlement date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, substantially in the form set forth on Exhibit B-8.

(c) Underwriters’ Counsel Opinion. The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificate. The Partnership shall have furnished to the Underwriters a certificate of the Chief Executive Officer (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of the General Partner (or persons holding similar positions, as applicable), dated the Closing Date or the settlement date, as applicable, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date or the settlement date, as applicable, with the same effect as if made on the Closing Date or the settlement date, as applicable, and each Partnership Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date or the settlement date, as applicable;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Parties, threatened; and

(iii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) Accounting Comfort Letters. The Underwriters shall have received from Ernst & Young Accountants LLP an initial customary comfort letter dated the date of this Agreement and addressed to the Underwriters (with executed copies for each of the

Underwriters), containing statements and information, as of a date not more than three Business Days prior to the date of this Agreement, of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, and, the Underwriters shall have received customary comfort letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letter furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such settlement date.

(f) No Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in Section 6(e) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(g) NYSE Listing. The Units shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriters.

(h) Lock-Up Agreements. At the Execution Time, the Partnership shall have furnished to the Underwriters a lock-up agreement in the form attached as Exhibit A from each of the parties listed on Schedule III hereto and addressed to the Underwriters.

(i) Other Certificates. The Underwriters shall have received from the Partnership Parties such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) The Partnership Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any of the Underwriters specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described in Section 8(b). This Section 8 will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the directors and officers of the General Partner who sign the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This Section 8 will be in addition to any liability which any Underwriter may otherwise have. The Partnership Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and (ii) under the heading “Underwriting,” the fifth, eleventh, twelfth and fourteenth paragraphs, in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding in a form reasonably acceptable to the indemnifying party and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the

Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership Parties, subject in each case to the applicable terms and conditions of this subsection (d). The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Underwriter shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC (fax no.: (212) 622-8358), 270 Park Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to VTTI Energy Partners GP LLC, 25-27 Buckingham Palace Road, London, SW1W 0PP, United Kingdom, Attention: Chief Executive Officer (fax no.: 1 441 295 1406).

13. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Immunity. Under the laws of their jurisdiction of formation, organization or incorporation, none of the Partnership Parties, their direct or indirect subsidiaries or any of their respective properties has immunity from the jurisdiction of any court or from set-off or any legal proceeding (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

19. Judicial Proceedings.

(a) Each of the Partnership Parties hereby irrevocably (i) agrees that any legal suit, action or proceeding against the Partnership Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Partnership Parties has appointed Watson Farley & Williams LLP, New York, New York, as its

authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Partnership Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Partnership Parties shall be deemed, in every respect, effective service of process upon the Partnership Parties.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the Business Day proceeding that on which final judgment is given. The obligations of the Partnership Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Partnership Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Partnership Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London, United Kingdom.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Base Prospectus, (ii) the Preliminary Prospectus dated August 8, 2016, (iii) the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (v) for each purchaser, the price paid by such purchaser to the Underwriters.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 7:30 p.m. Eastern Time on August 8, 2016.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) that is used prior to the filing of the Prospectus.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B,” “Rule 462” and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communications” shall mean any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Underwriters.

Very truly yours,

VTTI ENERGY PARTNERS LP

By:	VTTI Energy Partners GP LLC,
its general partner

By:	/s/ Robert Abbott
Name: R Abbott
Title: C.F.O.

VTTI ENERGY PARTNERS GP LLC

By:	/s/ Robert Abbott
Name: R. Abbott
Title: C.F.O.

VTTI MLP HOLDINGS LTD

By:	/s/ Robert Abbott
Name: R. Abbott
Title: C.F.O.

VTTI MLP B.V.

By:	/s/ Robert Nijst
Name: R. Nijst
Title: C.E.O

[Signature Pages to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	J.P. Morgan Securities LLC

By:	/s/ Yaw Asamoah-Duodu
Name: Yaw Asamoah-Duodu
Title: Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Paul Bjorneby
Name: Paul Bjorneby
Title: Managing Director

[Signature Pages to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
J.P. Morgan Securities LLC	2,625,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,625,000

Total	5,250,000

Schedule I

SCHEDULE II

Issuer Free Writing Prospectuses included in the Disclosure Package:

None.

Schedule II

SCHEDULE III

Parties to Lock-Up Agreements

VTTI MLP Partners B.V.

Robert Nijst

Robert Abbott

Rubel Yilmaz

Javed Ahmed

Christopher Paul Bake

Francis Brenner

Ian Farmer

David Fransen

Paulus Govaart

Thomas Leaver

Schedule III

EXHIBIT A

FORM OF LOCK-UP LETTER

August 8, 2016

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among VTTI Energy Partners GP LLC (the “General Partner”), VTTI Energy Partners LP (the “Partnership”), VTTI MLP Holdings Ltd, VTTI MLP B.V. and you (the “Underwriters”) named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any swap or other transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “Lock-Up Period”) other than Common Units disposed of as bona fide gifts approved in advance in writing by each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (provided that in the case of any such transfer pursuant to a bona fide gift, the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter Agreement).

1

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

2

EXHIBIT B-1

FORM OF OPINION OF WATSON FARLEY & WILLIAMS LLP

1.	The Partnership is a limited partnership validly existing in good standing under the laws of the Republic of the Marshall Islands (“Marshall Islands Law”), and has all requisite limited partnership power and authority to own or lease its properties, to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, and to conduct its business, in each case in all material respects as described in the Disclosure Package and Prospectus.

2.	The General Partner is a limited liability company validly existing in good standing under Marshall Islands Law, and has all requisite limited liability company power and authority to own or lease its properties, to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, and to conduct its business, in each case in all material respects as described in the Disclosure Package and Prospectus.

3.	VTTI MLP Partners B.V. owns of record 100% of the limited liability company interests in the General Partner. The limited liability company interests in the General Partner have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31 and 40 of the Republic of the Marshall Islands Limited Liability Company Act of 1996 and except as otherwise provided in the GP LLC Agreement).

4.	The General Partner owns of record a 2% general partner interest in the Partnership and is the sole general partner of the Partnership. Such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement.

5.	The General Partner owns of record all of the Incentive Distribution Rights (as defined in the Partnership Agreement) of the Partnership. The Incentive Distribution Rights have been duly authorized and validly in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

6.	The General Partner has the limited liability company power and authority to act as a general partner of the Partnership.

7.	To the knowledge of such counsel, except as described in or incorporated by reference into the Disclosure Package or Prospectus, and except as set forth in Articles IV, V and XV of the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon transfer of, any common units in the Partnership pursuant to the organizational documents of the Partnership Parties.

8.	To the knowledge of such counsel, except as described in or incorporated by reference into the Disclosure Package or Prospectus, there are no outstanding options or warrants to purchase any security of the Partnership. As used in this paragraph, “options or warrants” means the right but not the obligation to purchase a given quantity of equity securities from the issuer of such securities.

C-1-1

9.	Each of the Partnership Parties have all requisite limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations thereunder and to consummate the transactions contemplated hereby and thereby.

10.	The execution and delivery of this Agreement by the Partnership Parties has been duly authorized by all necessary limited partnership or limited liability company action, as the case may be, of such Partnership Parties.

11.	This Agreement has been validly executed by each of the Partnership Parties party thereto.

12.	The Partnership Agreement constitutes a valid and legally binding obligation of the General Partner, enforceable by any Partner (as defined in the Partnership Agreement) against the General Partner in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

13.	The execution, delivery and performance of this Agreement by each of the Partnership Parties, and the performance by the Partnership Parties of their respective obligations hereunder and the consummation of the transactions contemplated hereby, including the issuance and sale by the Partnership of the Units to the Underwriters, do not and will not (i) conflict with or constitute a violation of the organizational documents of any of the Partnership Parties, or (ii) violate Marshall Islands Law.

14.	No permit, consent, approval, authorization, order, registration, filing or qualification of or with any governmental agency or body of the Republic of the Marshall Islands having jurisdiction over any of the Partnership Parties or any of their respective properties is required in connection with the execution and delivery by the Partnership Parties of this Agreement, the consummation of the transactions contemplated hereby or the performance by the Partnership Parties of their obligations thereunder, including the issuance and sale by the Partnership of the Units to the Underwriters.

15.	To the knowledge of such counsel, no permits, consents, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of the Marshall Islands are required for any of the Partnership Parties to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and Prospectus, other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Marshall Islands governmental authority currently held or filed by any of the Partnership Parties.

C-1-2

16.	The statements in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Non-United States Tax Considerations-Marshall Islands Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities,” insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes addressed thereby, subject to the qualifications stated therein.

17.	The choice of New York law to govern this Agreement constitutes a valid choice of law under Marshall Islands Law.

18.	The submission by the Partnership Parties in this Agreement to the exclusive jurisdiction of any New York court is a valid submission under Marshall Islands Law.

19.	A judgment granted by a foreign court against the Partnership Parties, other than a judgment for taxes, a fine or other penalty, or a judgment for support in matrimonial matters, may be recognized in the Republic of the Marshall Islands, to the extent that the foreign judgment grants or denies recovery of a sum of money, and so long as the judgment is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal (although the court may stay proceedings until the relevant appeal has been determined or until the expiration of a period of time sufficient to enable the defendant to prosecute the appeal). A foreign judgment is not conclusive if: (i) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (ii) the foreign court did not have personal jurisdiction over the defendant, (iii) the foreign court did not have jurisdiction over the subject matter, or (iv) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (i) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (ii) the judgment was obtained by fraud, (iii) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands, (iv) the judgment conflicts with another final and conclusive judgment, (v) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (vi) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

20.	Under the Marshall Islands Limited Partnership Act, a limited partner of the Partnership is not liable for the obligations of the Partnership unless he or she is also a general partner or, in addition to the exercise of the rights and powers of a limited partner, he or she participates in the control of the business. However, if the limited partner of the Partnership does participate in the control of the business of the Partnership, he or she is liable only to persons who transact business with the Partnership reasonably believing, based upon the limited partner’s conduct, that the limited partner is a general partner of the Partnership.

C-1-3

21.	The Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to you against payment therefor in accordance with the terms of this Agreement will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the Partnership Agreement).

C-1-4

EXHIBIT B-2-A

FORM OF OPINION OF LATHAM & WATKINS LLP

1.	Seaport Canaveral Corp. (“Seaport Canaveral”) is a corporation under the Delaware General Corporation Law (“DGCL”) with corporate power and authority to own its properties and conduct its business, in each case as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, such counsel confirms that Seaport Canaveral is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the state of Florida.

2.	With the consent of the Underwriters, based solely upon a review of certificates representing outstanding capital stock of, and stock transfer records for, Seaport Canaveral, all of the outstanding shares of capital stock of Seaport Canaveral (the “Seaport Canaveral Shares”) were owned of record on that date by VTTI Americas B.V.

3.	Assuming the due authorization, execution and delivery by the parties thereto, the Purchase Agreement constitutes a legally valid and binding obligation of each of the parties thereto, enforceable against each of the parties thereto in accordance with their respective terms.

4.	The execution and delivery of this Agreement by each of the Partnership Parties, the issuance and sale of the Units by the Partnership to the Underwriters, the execution and delivery of the Purchase Agreement by VTTI Holdings and VTTI MLP Partners B.V. and the consummation by VTTI Holdings and VTTI MLP Partners B.V. of the transactions contemplated hereby and thereby do not on the date hereof:

(i)	violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership Parties or, with respect to the Purchase Agreement, the DGCL; or

(ii)	require any consents, approvals, or authorizations to be obtained by the Partnership Parties from, or any registrations, declarations or filings to be made by the Partnership Parties, with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership Parties or, with respect to the Purchase Agreement, the DGCL on or prior to the date hereof that have not been obtained or made.

5.	The Registration Statement has become effective under the Act. With the Underwriters’ consent based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act.

6.

The Registration Statement at August 8, 2016, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the

C-2-A-1

applicable form requirements for registration statements on Form F-3 under the Act; it being understood, however, that such counsel need not express any view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement, the Disclosure Package or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement, the Disclosure Package and the Prospectus are correct and complete.

7.	The statements in the Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units” and “Summary of Our Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, the Subordinated Units or the Incentive Distribution Rights are accurate descriptions or summaries in all material respects.

8.	The statements in the Preliminary Prospectus and the Prospectus under the captions “Description of the Common Units” and “Summary of Our Partnership Agreement” and the statements incorporated by reference in the Preliminary Prospectus and the Prospectus from the 2015 Annual Report on Form 20-F under the captions “Item 4—Information on the Partnership—Business Overview—Environmental and Occupational Safety and Health Regulation” and “Item 7—Major Unitholders and Related Party Transactions,” insofar as they purport to describe or summarize certain provisions of documents or U.S. federal laws, are accurate descriptions or summaries in all material respects.

9.	The Partnership Parties are not, and immediately after giving effect to the sale of the Units in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

C-2-A-2

EXHIBIT B-2-B

FORM OF 10B-5 STATEMENT OF LATHAM & WATKINS LLP

The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, the pricing information described in the Disclosure Package (the “Pricing Information Annex”) or the Prospectus (except to the extent expressly set forth in the numbered paragraphs 7 and 8 of such counsel’s letter to the Underwriters of even date and in such counsel’s letter to the Underwriters of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special U.S. counsel to the Partnership in connection with the preparation by the Partnership of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, such counsel reviewed the Registration Statement, the Disclosure Package and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Partnership Parties, the independent public accountants for the Partnership, the Underwriters’ representatives, and the Underwriters’ counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters.

Based on such counsel’s participation, review and reliance as described above, such counsel advises the Underwriters that no facts came to such counsel’s attention that caused them to believe that:

•	the Registration Statement, at the time it became effective on August 8, 2016, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of 7:30 p.m., Eastern time on August 8, 2016, when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

C-2-B-1

it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statement, the Disclosure Package or the Prospectus.

C-2-B-2

EXHIBIT B-2-C

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, such counsel’s opinion that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 6-K of the Company filed with the Commission on August [●], 2016 is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

C-2-C-1

EXHIBIT B-3

FORM OF OPINION OF LOYENS & LOEFF N.V.

1.1	Corporate status

Each Company has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law.

1.2	Corporate power

1.2.1	Each Opinion Document Party has the corporate power to own any assets and to conduct any business within the limits of its corporate objects as set forth in the corporate objects clause of its Articles.

1.2.2	Each Opinion Document Party has the corporate power to execute the Opinion Documents to which it is a party and to perform its obligations thereunder.

1.3	Due authorisation

The execution by the Opinion Document Parties of the Opinion Documents to which they are a party has been duly authorised by all requisite corporate action on the part of the Opinion Document Parties.

1.4	Due execution

The Opinion Documents have been duly executed by the Opinion Document Parties which are a party thereto.

1.5	No violation of Articles and law

The execution by the Opinion Document Parties of the Opinion Documents to which they are a party and the performance by the Opinion Document Parties of their obligations thereunder do not result in a violation of their Articles and the provisions of any published law, rule or regulation of general application of the Netherlands which would affect the validity or enforceability of the Opinion Documents.

1.6	Choice of law

1.6.1	The choice of New York law as the law governing the contractual rights and obligations contained in this Agreement and the choice of Delaware law as the law governing the contractual rights and obligations contained in the Purchase Agreement is valid and binding under Dutch law.

1.6.2	Under Dutch private international law, the Partnership and the General Partner are governed by the laws of the Republic of the Marshall Islands.

C-3-1

1.7	Enforceability

Dutch law does not restrict the validity and binding effect on and enforceability of this Agreement and the Purchase Agreement against the Opinion Document Parties which are a party thereto.

1.8	Submission to jurisdiction

The submission to the jurisdiction of the courts of New York as provided in this Agreement and the submission to the jurisdiction of the courts of Delaware as provided in the Purchase Agreement, is valid and binding upon the Opinion Document Parties which are a party thereto under Dutch law.

1.9	Enforcement of court decision

In the absence of an applicable treaty between the United States of America and the Netherlands, a judgment rendered by a New York court will not be enforced by the courts in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands the claim must be relitigated before a competent Dutch court in accordance with Section 431 of the Dutch Code of Civil Procedure. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (a) that judgment results from proceedings compatible with Dutch concepts of due process, (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the New York court has been based on an internationally acceptable ground and (d) the judgment by the New York court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands.

1.10	Consents

No approval, authorisation or other action by, or filing with, any Dutch governmental, regulatory or supervisory authority or body, is required in connection with the execution by the Opinion Document Parties of the Opinion Documents to which they are a party and the performance by the Opinion Document Parties of their obligations thereunder.

1.11	Process agent

The designation by the Opinion Document Parties of a process agent in this Agreement and the Purchase Agreement is valid and binding under Dutch law.

1.12	Issued share capital

1.12.1	The VTTI Operating Shares have been duly authorised, validly issued and are validly outstanding.

1.12.2	The Shares have been duly authorised, validly issued and are validly outstanding.

1.13	Shareholdings

C-3-2

1.13.1	VTTI B.V. holds title to the VTTI MLP Partners Shares, free and clear of any pledge, right of usufruct or attachment.

1.13.2	Holdings holds title to the VTTI Operating Holdings Shares, free and clear of any pledge, right of usufruct or attachment.

1.13.3	VTTI Operating holds title to the VTTI Americas Shares, the VTTI SE Asia Shares, the Eurotank Belgium Shares, and the VTTI Nederland Shares, free and clear of any pledge, right of usufruct or attachment.

1.13.4	VTTI Nederland holds title to the ETT Jetty Operations Shares, the ETT Pipeline Operations Shares, the Eurotank Amsterdam Shares and the Euro Tank Terminal Shares, free and clear of any pledge, right of usufruct or attachment.

1.14	No additional liability

1.14.1	The Partnership is not liable under Dutch law for the liabilities of VTTI MLP Partners or VTTI Operating, solely as a consequence of its direct or indirect interest in VTTI Operating or the interest of VTTI MLP Partners in the Partnership.

1.14.2	The limited partners of the Partnership are not liable under Dutch law for the liabilities of VTTI MLP Partners or VTTI Operating, solely as a consequence of their interest in the Partnership, except to the extent provided in the limited partnership agreement of the Partnership or provided in the law that governs the Partnership.

C-3-3

EXHIBIT B-4-A

FORM OF OPINION OF LATHAM & WATKINS LLP

(a)	Corporate existence

VTTI MLP Holdings Ltd (“VTTI Holdings”) has been incorporated and is existing as a company with limited liability under the laws of England.

(b)	Corporate Authority

The execution of the Transaction Documents has been duly authorised by all necessary corporate action on the part of VTTI Holdings.

(c)	Capacity

VTTI Holdings has the requisite corporate capacity to enter into the Transaction Documents, and to perform its obligations hereunder.

(d)	Due Execution

The Transaction Documents have been duly executed by VTTI Holdings.

(e)	No Conflict

The entry into and performance of its obligations under the Transaction Documents by VTTI Holdings, does not violate:

(i)	its articles of association; or

(f)	Consents, Approvals, Authorisations, Orders and Licences

No consents, approvals, authorisations, orders or licences are required from any governmental or other regulatory agencies in the United Kingdom in connection with the performance by VTTI Holdings of its obligations under the Transaction Documents or the execution by VTTI Holdings of the Transaction Documents.

(g)	Registrations, Filings and Similar Formalities

There are no registrations, filings or similar formalities imposed in the United Kingdom in connection with the performance by VTTI Holdings of its obligations under, or the execution by VTTI Holdings of, the Transaction Documents.

C-4-A-1

EXHIBIT B-4-B

FORM OF OPINION OF SLAUGHTER AND MAY

The statements in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Non-United States Tax Considerations—United Kingdom Tax Considerations” and the statements incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus from the 2015 Annual Report on Form 20-F under the captions “Item 10.E—Non-U.S. Tax Considerations—United Kingdom Tax Considerations,” and “Item 4.B—Business Overview—Taxation of the Partnership—United Kingdom,” insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby (except for the representations and statements of fact of the Partnership included in such statements, as to which we express no opinion).

C-4-B-1

EXHIBIT B-5

FORM OF OPINION OF RAHMAT LIM & PARTNERS

1.	Status, Due Incorporation and Capacity

(a)	ATT Tanjung Bin Sdn. Bhd. (Company No. 755986-P) (“ATB”) is a company duly incorporated as a private company with limited liability under the Companies Act 1965 and validly existing under the laws of Malaysia.

(b)	No winding-up order had been made in respect of ATB.

(c)	ATB has full power and authority under its Memorandum and Articles of Association to conduct the business it ordinarily conducts.

(d)	(i) ATB has a total issued share capital of RM84,759,002;

(ii)	the issued share capital is comprised of (a) 84, 436, 682 ordinary shares of RM1.00 each and (b) 322,320 preference shares of par value RM1.00 and premium RM999.00 each in the Company (the “Issued Shares”);

(iii)	the Issued Shares are fully paid-up; and

(iv)	the issuance of the Issued Shares by ATB were duly authorised by the Resolutions (as defined in Schedule 1 to this opinion) of ATB; and

(v)	the Issued Shares were validly issued in accordance with the Memorandum and Articles of Association of ATB and are free and clear of all Liens; and

(vi)	VTTI SE Asia B.V. holds all the Issued Shares and is the sole shareholder of ATB.

2.	Ownership of ATB

VTTI Operating is deemed interested in the Issued Shares by virtue of Section 6A(4)(c) of the Companies Act 1965, of Malaysia which states that “[a] person shall be deemed to have an interest in a share where a body corporate has an interest in a share and that person, or the associates of that person or that person and his associates are entitled to exercise or control the exercise of not less than fifteen per centum of the votes attached to the voting shares in the body corporate.” For the purposes of Section 6A(4)(c) of the Companies Act 1965, of Malaysia, a person is an associate of another person if the first-mentioned person is a related corporation.

3.	No Additional Liability

The Partnership will not be liable under the laws of Malaysia or the liabilities of ATB, and the limited partners of the Partnership are not liable under the laws of Malaysia for the liabilities of ATB.

C-5-1

4.	Permits

To the knowledge of such counsel, and based on the documents referred to in a schedule to such counsel’s opinion provided by ATB, no Governmental Licences of, or declarations or filings with, any governmental or regulatory authorities of Malaysia are required for ATB to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, as such terms are defined in this Agreement, other than such permits, consents, licences, franchises, concessions, certificates and authorizations, declarations or filings with any Malaysian governmental authority currently held or filed by ATB, including the fire certificate for ATB’s premises at Lot 8095-1, Wisma ATB, Pusat Petroleum Tanjung Bin, 82030 Serkat, Pontian, Johor under subregulation 3(1) of the Fire Services (Fire Certificate) Regulations 2001, which is pending the issuance of the formal certificate.

C-5-2

EXHIBIT B-6

FORM OF OPINION OF LOYENS & LOEFF N.V.

Corporate

1.	Antwerp Terminal & Processing Company NV (the “Belgian Company”) has been duly incorporated and is validly existing as a public limited liability company (naamloze vennootschap/société anonyme) under Belgian law;

2.	The Belgian Company has the corporate power to own any assets and to conduct any business within the limits of its corporate purpose as set forth in the corporate purpose clause of its Articles of Association;

Issued share capital

3.	The shares in the Belgian Company have been duly authorised, validly issued and are validly outstanding;

Shareholdings

4.	Eurotank Belgium B.V. and VTTI Operating hold title to the shares in the Belgian Company, free and clear of any pledge, right of usufruct or attachment; and

Liability of the Shareholders and the Partnership

5.	Eurotank Belgium B.V. and VTTI Operating are not liable under Belgian law for the liabilities of the Belgian Company, solely as a consequence of its direct interest in the Belgian Company.

6.	The Partnership is not liable under Belgian law for the liabilities of the Belgian Company, solely as a consequence of its indirect interest in the Belgian Company.

C-6-1

EXHIBIT B-7

FORM OF OPINION OF CONYERS, DILL & PEARMAN

1.	Fosco Holding Ltd. (the “Subsidiary”) is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda), and has the necessary corporate power to conduct its business as a holding company.

2.	Based solely upon a search of the Cause Book of the Supreme Court of Bermuda (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of the search), there are no judgments against the Subsidiary, nor any legal or governmental proceedings pending in Bermuda to which the Subsidiary is subject.

3.	Based solely on a search of the public records in respect of the Subsidiary maintained at the offices of the Registrar of Companies in respect of the Subsidiary (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of the search) and a search of the Cause Book of the Supreme Court of Bermuda (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of the search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Subsidiary, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

4.	Based solely upon a review of the register of members and the memorandum of association of the Subsidiary certified by the Secretary of the Subsidiary, the authorised share capital of the Subsidiary consists of 12,000 Common shares of par value US$1.00, each of which is validly issued, fully paid, non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and registered in the name of VTTI Operating.

5.	Based solely on a search of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of the search), there are no charges registered on the assets of the Subsidiary.

6.

On the basis of and subject to certain matters set out in this opinion, such counsel is of the opinion that, in the absence of i) a compromise under Part VII of the Companies Act 1981, ii) fraudulent trading, a fraudulent preference or a fraudulent conveyance, iii) an agency relationship between the Subsidiary and any member of its group, iv) a particular statutory provision requiring a construction ignoring the separate legal personality of

C-7-1

companies, or v) circumstances which would justify lifting the corporate veil, upon the insolvency or in the course of proceedings for the liquidation or reorganisation of the Subsidiary, a subsidiary relationship between the Subsidiary and its parent would not, alone, provide grounds for a successful piercing the veil action brought for the purposes of transferring the liabilities of the Subsidiary to its parent.

C-7-2

EXHIBIT B-8

FORM OF OPINION OF STEPHENSON HARWOOD LLP

1.	Formation and Qualification

1.1	VTTI Fujairah Terminals Ltd (“VTTI Fujairah”) is a company duly formed, incorporated and which exists in and pursuant to the laws of the Fujairah Free Zone in the Emirate of Fujairah in the UAE.

1.2	VTTI Fujairah has the necessary legal power, authority, licences, permits and approvals to own or lease (where applicable) and to operate its properties and assets.

1.3	VTTI Fujairah has the necessary legal power, authority, licences, permits and approvals to conduct its business activities as described in the Prospectus (as such term is defined in this Agreement) (“FTL Business”).

2.	Ownership of VTTI Fujairah

2.1	VTTI Fujairah shareholders are as follows:

(a)	Fosco Holding Ltd. holds 90% of the shares in VTTI Fujairah;

(b)	Fujairah Petroleum Co. LLC holds 10% of the shares in VTTI Fujairah.

3.	No Additional Liability

3.1	The Partnership is not liable under the laws of the Emirate of Fujairah, rules and regulations of the Fujairah Free Zone and the United Arab Emirates (to the extent applicable in the Emirate of Fujairah and the Fujairah Free Zone) for the liabilities of VTTI Fujairah; and

3.2	the limited partners of the Partnership are not liable under the laws of the Emirate of Fujairah, rules and regulations of the Fujairah Free Zone and the United Arab Emirates (to the extent applicable in the Emirate of Fujairah and the Fujairah Free Zone) for the liabilities of VTTI Fujairah.

4.	Permits

To the best of such counsel’s knowledge, information and belief, no Governmental Licenses of, or declarations or filings with, the government authorities specified in this opinion are required for VTTI Fujairah to own or lease its properties and assets and to conduct the FTL Business other than such permits, consents, licences, franchises, concessions, certificates and authorizations, declarations or filings with such government authorities and currently held or filed by VTTI Fujairah.

C-8-1